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                                                                   Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Med Diversified, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James A. Shanahan, III, Vice President of Finance and Accounting and Corporate Controller of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

      (1) Other than as set forth on page 2 of this Report with respect to the ongoing work of Brown & Brown, LLP, the Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                    /s/ James A. Shanahan, III
                                    ------------------------------
                                    Name:  James A. Shanahan, III
                                    Title: Vice President of Finance and
                                           Accounting and Corporate Controller
                                           (Principal Accounting Officer)
Dated: November 19, 2003